OPKO Health Announces Appointment of Juan F. Rodriguez as Chief Financial Officer

MIAMI, July 16, 2012— OPKO Health, Inc. (NYSE:OPK) is pleased to announce the appointment of Juan F. Rodriguez as its new Senior Vice President and Chief Financial Officer. Mr. Rodriguez replaces Mr. Rao Uppaluri who is retiring.

Mr. Rodriguez brings to OPKO over 20 years of financial and business leadership experience, with over half of that in the life sciences field. Most recently, Mr. Rodriguez was serving as a consultant and advisor since 2007 to Cognitec Systems GmbH, a German software developer. From 1995 to 2007, prior to its acquisition by Abbott Laboratories, Mr. Rodriguez had been with Kos Pharmaceuticals, Inc., a publicly traded, specialty pharmaceutical company engaged in the development and commercialization of proprietary prescription products. During his twelve years at Kos, Mr. Rodriguez held various positions of increasing responsibility, including serving as Interim Chief Financial Officer, and last serving as Senior Vice President, Controller and Corporate Administration. Prior to joining Kos, Mr. Rodriguez was employed by Arthur Andersen LLP from 1991 to 1994. Mr. Rodriguez is a Certified Public Accountant and obtained his Bachelor of Accounting from Florida International University.

“We are extremely pleased to welcome Juan to OPKO. Juan’s industry knowledge and financial expertise will be invaluable as we continue to grow our company and execute our strategy to establish industry-leading positions in large and rapidly growing medical markets,” said Phillip Frost, M.D., Chairman and Chief Executive Officer of OPKO.

Rao Uppaluri, has elected to retire from his role as the Chief Financial Officer of the Company, but will remain involved as a consultant to OPKO.

“On behalf of OPKO’s Board of Directors and the entire OPKO team, I want to thank Rao for his valuable contributions to OPKO,” said Dr. Frost. “Rao has been instrumental as a founding member of OPKO and leaves behind a strong, capable financial team. Our company and its employees have all benefited from Rao’s efforts and we wish him the very best in retirement. We are also delighted that Rao will continue to be involved with OPKO, ensuring a smooth transition.”

About OPKO Health, Inc.

OPKO is a multi-national biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large and rapidly growing medical markets by leveraging its discovery, development and commercialization expertise and novel and proprietary technologies.

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including all non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies, prospects, growth opportunities, and management. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our filings with the Securities and Exchange Commission, and risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and, except as required by applicable law, we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contacts:

Steven D. Rubin 305-575-4100